EXHIBIT 3
CUSIP No. 45928H106
AGREEMENT CONCERNING JOINT FILING
OF SCHEDULE 13G
          The undersigned agree as follows:
          (i) each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and
          (ii) each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
          Dated: August 10, 2007

V. PREM WATSA
/s/ V. Prem Watsa

1109519 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	Chairman and Chief Executive Officer

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President

ODYSSEY AMERICA REINSURANCE CORPORATION
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President